UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024 (November 11, 2024)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Realty Trust Incorporated)	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Realty Trust Incorporated	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Realty Trust Incorporated	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2024, Healthcare Realty Trust Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose, among other matters, the appointment of Constance B. Moore, as the Company’s Interim President and Chief Executive Officer, with such appointment effective on November 11, 2024. The Company is filing this Current Report on Form 8-K/A to amend the Original Report to disclose that, on December 8, 2024, the Company entered into a letter agreement (the “Letter Agreement”) with Ms. Moore relating to her service as Interim President and Chief Executive Officer of the Company.

Pursuant to the Letter Agreement, Ms. Moore will serve as Interim President and Chief Executive Officer until the earliest of: the appointment of a permanent Chief Executive Officer; her death or disability; or termination of her employment for any reason. Ms. Moore will continue her service on the Company’s board of directors during her tenure as Interim President and Chief Executive Officer. During the term of the Letter Agreement, Ms. Moore will be paid cash compensation of $150,000 per month. She will be entitled to receive a one-time cash bonus of $312,500 that is expected to be paid no later than December 31, 2024. Ms. Moore will also receive a grant of restricted stock having a market value of $1,250,000 on the grant date, as soon as practicable following the date of the Letter Agreement. The restricted stock award will have a vesting period of one year, subject to acceleration upon the earlier of a termination without cause, including death or disability, or the commencement of employment of a permanent Chief Executive Officer. Upon the request of a new permanent Chief Executive Officer, Ms. Moore would be paid $90,000 per month for a transition period of up to 60 days following the appointment of the permanent Chief Executive Officer. Ms. Moore is also eligible to receive up to $10,000 reimbursement of legal costs in connection with negotiating the Letter Agreement and her restricted stock award agreement. During the term of the Letter Agreement, Ms. Moore will not receive any additional fees or other compensation for service on the Company’s board of directors.

The foregoing description does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement dated December 8, 2024 between Constance B. Moore and Healthcare Realty Trust Incorporated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: December 9, 2024	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer